RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                            AFFIRMATIVE              WITHHOLD

    Kathleen Blatz                         925,025,591.91         25,403,300.36

    Arne H. Carlson                        923,219,045.23         27,209,847.04

    Patricia M. Flynn                      925,603,425.07         24,825,467.20

    Anne P. Jones                          923,145,992.32         27,282,899.95

    Jeffrey Laikind                        922,812,735.15         27,616,157.12

    Stephen R. Lewis, Jr.                  925,073,042.16         25,355,850.11

    Catherine James Paglia                 925,106,117.19         25,322,775.08

    Vikki L. Pryor                         925,336,280.40         25,092,611.87

    Alan K. Simpson                        921,602,698.25         28,826,194.02

    Alison Taunton-Rigby                   925,167,257.29         25,261,634.98

    William F. Truscott                    925,406,303.24         25,022,589.03

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM
ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        900,952,440.08      30,238,068.17      19,225,594.04        12,789.98
APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        908,861,532.03      23,023,778.88      18,530,791.38        12,789.98
APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        906,295,891.36      24,997,604.83      19,122,606.10        12,789.98
TEN PERCENT LIMITATION IN SINGLE ISSUER

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        902,336,672.53      29,370,863.05      18,708,566.71        12,789.98
LENDING

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        902,435,207.09      29,128,965.06      18,851,930.14        12,789.98
BORROWING

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        904,969,770.98      27,634,608.62      17,811,722.69        12,789.98

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE U.S. GOVERNMENT MORTGAGE FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS
                                            AFFIRMATIVE              WITHHOLD
    Kathleen Blatz                         204,956,838.59          2,802,451.45

    Arne H. Carlson                        204,872,143.88          2,887,146.16

    Patricia M. Flynn                      205,056,242.35          2,703,047.69

    Anne P. Jones                          204,922,700.88          2,836,589.16

    Jeffrey Laikind                        204,888,685.88          2,870,604.16

    Stephen R. Lewis, Jr.                  204,835,270.14          2,924,019.90

    Catherine James Paglia                 205,051,493.80          2,707,796.24

    Vikki L. Pryor                         205,043,853.79          2,715,436.25

    Alan K. Simpson                        204,462,842.35          3,296,447.69

    Alison Taunton-Rigby                   205,056,298.24          2,702,991.80

    William F. Truscott                    205,168,302.43          2,590,987.61

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM
ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        202,439,824.22      2,769,318.60       2,550,132.13           15.09
APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE
INVESTMENTS, LLC

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        202,600,797.46      2,600,765.52       2,557,711.97           15.09
APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        202,133,252.37      2,701,812.37       2,924,210.21           15.09
LENDING
          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        201,515,732.99      3,321,062.39       2,922,479.57           15.09
BORROWING
          AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
        201,317,875.40      3,648,110.56       2,793,288.99           15.09